UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2012

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 22, 2012, Target Corporation (“Target”) and two of its wholly owned subsidiaries, Target Receivables LLC and Target National Bank, entered into a Purchase and Sale Agreement with TD Bank USA, N.A., an affiliate of The Toronto-Dominion Bank (“TD”). Under the Purchase and Sale Agreement, Target will sell its entire credit card portfolio to TD for a purchase price, to be paid in cash at the closing, equal to the gross value of the outstanding receivables at the time of closing. The portfolio currently has a gross value of approximately $5.9 billion.

The Purchase and Sale Agreement contains customary representations, warranties, covenants, termination provisions and indemnification provisions of the companies and is subject to certain conditions, including the receipt of all requisite governmental and regulatory approvals.

A copy of the News Release announcing the Purchase and Sale Agreement is attached hereto as Exhibit 99. A copy of the Purchase and Sale Agreement will be filed as an Exhibit to Target’s Quarterly Report on Form 10-Q for the quarter ended October 27, 2012.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

(99)                          Target Corporation’s News Release dated October 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: October 23, 2012	/s/ John J. Mulligan
John J. Mulligan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(99)	Target Corporation’s News Release dated October 23, 2012.	Filed Electronically